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                                                                     EXHIBIT 5.1

                                  POPULAR, INC.
                             209 Munoz Rivera Avenue
                           San Juan, Puerto Rico 00918
                            Telephone (787) 765-9800

                                          September 5, 2003


Popular, Inc.
209 Munoz Rivera Avenue
San Juan, Puerto Rico 00918

Popular Capital Trust I
c/o Popular, Inc.
209 Munoz Rivera Avenue
San Juan, Puerto Rico 00918

Popular Capital Trust II
c/o Popular, Inc.
209 Munoz Rivera Avenue
San Juan, Puerto Rico 00918

Popular Capital Trust III
c/o Popular, Inc.
209 Munoz Rivera Avenue
San Juan, Puerto Rico 00918

Popular Capital Trust IV
c/o Popular, Inc.
209 Munoz Rivera Avenue
San Juan, Puerto Rico 00918

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) up to $300,000,000 aggregate liquidation amount of trust preferred securities representing beneficial ownership interests (the "Preferred Securities") in Popular Capital Trust I, Popular Capital Trust II, Popular Capital Trust III and Popular Capital Trust IV (the "Trusts"), (ii) up to $300,000,000 aggregate principal amount of junior subordinated debentures (the "Debentures") to be issued by Popular, Inc. (the "Corporation"), and (iii) unconditional and irrevocable guarantees (the "Guarantees" and each a


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Popular Inc.
Popular Capital Trust I
Popular Capital Trust II
Popular Capital Trust III
Popular Capital Trust IV
September 5, 2003
Page 2

"Guarantee") of the obligations of the Trusts under the Preferred Securities, to be issued by the Corporation, in each case to be offered from time to time at prices and on terms to be determined at the time of sale, I, as Counsel to the Corporation, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, I advise you that, in my opinion:

         (i) the Corporation has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Puerto Rico; and

             (ii) when the Registration Statement has become effective under the Act, the indenture (the "Indenture") relating to the Debentures has been duly authorized, executed and delivered, the terms of the Debentures and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, the Debentures have been duly executed and authenticated in accordance with the Indenture, the Debentures have been issued and sold as contemplated in the Registration Statement, the guarantee agreement (the "Guarantee Agreement") relating to the Guarantee has been duly authorized, executed and delivered, the terms of the Guarantee and of its issuance have been duly established in conformity with the Guarantee Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Guarantees have been duly authorized, executed and delivered by the Corporation, each of the Debentures and the Guarantees will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         The foregoing opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Puerto Rico, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

         Also, I have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources believed by me to be responsible.


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Popular Inc.
Popular Capital Trust I
Popular Capital Trust II
Popular Capital Trust III
Popular Capital Trust IV
September 5, 2003
Page 3

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Opinions" in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                     Very truly yours,



                                     /s/ BRUNILDA SANTOS DE ALVAREZ